Exhibit  10.3




July  1,  1997


Norman  Olshansky
3003-C8  Yamato  Road
Suite  1016
Boca  Raton,  FL  33434

Dear  Mr.  Olshansky:

This letter confirms our understanding that Norman Olshansky ("Olshansky") has been retained by Bion Environmental Technologies, Inc. ("BIET) to act as a
financial  advisor  and  consultant.    We  agree  as  follows:

1. In the course of rendering his services to BIET, Olshansky will discuss various strategic options for consideration by BIET. Such options may include, without limitation, acquisitions, asset sales or purchases, mergers, consolidations, joint ventures, or other business combinations, recapitalizations, spin-offs, and equity and debt financings through public offerings, private placements, institutional borrowings, or otherwise, in each case involving BIET on the one hand and a third party or parties introduced by Olshansky on the other hand ("Transactions"). The parties agree that, if approved by BIET, the name of the third party or parties introduced by Olshansky hereunder shall be listed on a schedule which shall be annexed to this Agreement.

BIET will at all times and under all circumstances have the sole and exclusive right without any liability of any kind to Olshansky to determine whether or not BIET chooses to consummate any transaction with any party introduced to BIET by Olshansky. Olshansky will not make any representation to any third parties which has not been authorized in advance by BIET

2. If one or more Transactions are consummated during the period commencing on the date hereof and ending one (1) year from the date this Agreement is terminated, then for each such Transaction, BIET shall pay to Olshansky or his designee(s) the following compensation for Olshansky's services hereunder:


     A) For acquisitions, asset sales or purchases, mergers, consolidations, joint ventures,or other business combinations, and equity financings through private placements or public offerings, Olshansky will be paid a fee calculated as follows:
i)  6%  of  funds  raised  up  to  $1,000,000;
5%  of  funds  raised  from  $1,000,001  to  $2,000,000;
4%  of  funds  raised  from  $2,000,001  to  $3,000,000;
3%  of  funds  raised  from  $3,000,001  to  $4,000,000;
     2%  of  funds  raised  above  $4,000,001;

ii) However, in the event that brokers or other persons are due fees, commissions, or other forms of compensation directly or indirectly in connection with such Transactions, the fee paid to Olshansky will be reduced by the amount paid to such brokers or other persons, provided howevever that in no event shall Olshansky*s fee be less than one half percent (0.5%), subject to regulatory approval, if applicable;

iii) PROVIDED HOWEVER, that in the event of a Transaction not involving cash receipt by BIET, BIET may, in its sole discretion pay Olshansky's fees in securities of BIET.

B) For debt financings or institutional borrowings Olshansky will be paid a fee equal to one half percent (0.5%) of the aggregate consideration (as defined below) of the Transaction.

For each Transaction completed under this agreement, the fee will be payable at the time and from time to time as such consideration is received by BIET. For purposes hereof, aggregate consideration shall mean the total fair market value of all cash, securities, notes, rights under escrow arrangements, and any other consideration paid or payable, directly or indirectly, in connection with a Transaction, as well as institutional debt for borrowed money which is being assumed in connection therewith. If a portion of Consideration includes contingent payments, aggregate consideration shall also include 100% of the face value of such payments when and if made, in which event that portion of the fee payable to Olshansky hereunder shall be paid to Olshansky coincident with payment of such contingent payments. If nothing is actually received by BIET in three years from the date of termination of this agreement, then nothing is due to Olshansky.
Norman  Olshansky

3. In addition to the foregoing payments, BIET shall also reimburse Olshansky for all reasonable out-of-pocket disbursements and expenses incurred in carrying out the terms of this Agreement, upon submission of substantiation therefor. All disbursements and expenses greater than $250.00 require prior written approval from BIET.

4. The engagement of Olshansky by BIET hereunder (a) may be terminated at any time by either Olshansky or BIET upon 30 days written notice to the party or (b) shall terminate by its terms eighteen (18) months from the date hereof. However, for any transactions which are in place at the time of termination or that are consumated within one (1) year (as per section two (2)) that were originated by Olshansky, Olshansky will continue to be compensated under the terms of this Agreement. In the event of any termination Olshansky will be entitled to reimbursement of all approved expenses incurred to date. Sections 2, 5, 6, and 7 shall survive any effective date of such termination.

5. Olshansky will not be entitled to receive any compensation for any transaction with any person or entity with whom BIET can substantiate that it has an existing relationship.

6. BIET and Olshansky will indemnify and hold each other harmless from any and all losses, claims, damages or liabilities, joint or several, to which either may become subject in connection with any transactions contemplated by the Agreement that are caused by, result from or arise out of any action, misrepresentation or breach of the other (indemnifying) party, and agree to reimburse the indemnified party or pay directly for any and all legal or other expenses incurred in connection with investigating or defending any action or claim in connection therewith; provided, however, that neither party shall be liable in any such case to the extent that any such loss, claim damage or liability is found in a final judgement by a court of competent jurisdiction to have resulted in material part from any act by the other party which constitutes, or results in a material breach of any agreement with BIET, fraud, misconduct or negligence. The foregoing indemnity shall also extend to directors, officers, employees, agents and controlling personnel of Olshansky and BIET.

7.          General  Provisions.
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7.1   Representations.  Each party hereto represents that it has the right and
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authorization to enter into this Agreement and to bind itself to the terms and conditions  contained  herein.

7.2    Governing  Law.  This Agreement shall be governed by and interpreted in
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accordance  with  the  laws  of  the  State  of  Colorado.

7.3    Arbitration.  Any dispute between the parties hereto arising from or in
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relation  to  this  Agreement  which  cannot  be  settled  through  amicable negotiation shall be submitted to arbitration in Denver, Colorado in accordance with the arbitration rules of the American Arbitration Association, by three arbitrators appointed according to the applicable arbitration rules. Either party has ten (10) days within which to (a) give written notice to the other party of rejection of the arbitrators* decision and the grounds therefore, and (b) to file legal action in District Court, City and County of Denver, State of Colorado which the parties agree shall have exclusive jurisdiction.

7.4    No  Waiver.    No  provision  of this Agreement may be waived except by
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agreement  in  writing  signed  by the waiving party.  A waiver of any term or
     -
provision of this Agreement shall not be construed as a waiver of any other term or provision.

7.5  Entire Agreement.  The Agreement constitutes the entire agreement between
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the  parties  hereto  regarding  the  subject matter hereof and supersedes all negotiations,  agreements  and  commitments  in  respect  thereto.

7.6    Severability.    If  any provision of this Agreement is declared by any
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court  of competent jurisdiction to be invalid for any reason, such invalidity shall  not  affect  the  remaining  provisions  of  this  Agreement.

7.7    Notices.
       --------

     a)          If  to  Olshansky:

     Norman  Olshansky
     3003-C8  Yamato  Road
     Suite  1016
     Boca  Raton,  Florida  33434
     (561)  994-9914
     (561)             (fax)

     b)          If  to  BIET:

     Bion  Environmental  Technologies,  Inc.
     555  17th  Street,  Suite  3310
     Denver,  Colorado  80202
     (303)  294-0750
     (303)  298-8251  (fax)

     Please sign on the indicated line (top of page 5) and send a copy to me by facsimile transmission which shall be deemed sufficient binding acknowledgement of our agreement. I will forward an originally executed copy of this Agreement for your records and would ask you to sign a second copy of the Agreement and return it for my records.

     Sincerely,

     Bion  Environmental  Technologies,  Inc.

       /s/  M.  Duane  Stutzman
     --------------------------
M.  Duane  Stutzman
Chief  Financial  Officer



Agreed  to  and  Accepted:


 /s/  Norman  Olshansky
-----------------------
Norman  Olshansky